AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1996
                                                      REGISTRATION NO. 333-15643


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ----------------------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    ----------------------------------------
                                 NETEGRITY, INC.
             (Exact name of Registrant as specified in its charter)


                DELAWARE                                      7371
      (State or other jurisdiction                (Primary Standard Industrial
    of incorporation or organization)              Classification Code Number)


                                   04-2911320
                                (I.R.S. Employer
                             Identification Number)

                                 NETEGRITY, INC.
                                245 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 890-1700

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             BARRY N. BYCOFF, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                245 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 890-1700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------
                                   Copies to:
                               JOHN HESSION, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02101

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





                         CALCULATION OF REGISTRATION FEE



------------------------------- ----------------- ------------------------- ------------------------ --------------------
       Title of Shares            Amount to be        Proposed Maximum         Proposed Maximum           Amount of
       to be Registered            Registered          Offering Price         Aggregate Offering      Registration Fee
                                                       Per Share (1)               Price (1)
------------------------------- ----------------- ------------------------- ------------------------ --------------------
Common Stock, $.01 par             465,838               $2.4375               $1,135,480.125             $344.08
 value per share
------------------------------- ----------------- ------------------------- ------------------------ --------------------


(1) The price of $2.4375 per share, which was the last sale price of the Common Stock reported on the Nasdaq SmallCap Market on November 1, 1996, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                    ----------------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





                             PRELIMINARY PROSPECTUS


                                                           Subject to Completion
                                                               November 25, 1996


                                 NETEGRITY, INC.
                                 465, 838 SHARES



                                  COMMON STOCK
                                 ---------------

         This Prospectus relates to the resale of up to an aggregate of 465,838 shares of Common Stock, $.01 par value per share (the "Shares"), of NeTegrity, Inc. ("NeTegrity" or the "Company") which was issued to the stockholder of Internet Security Corporation ("ISC") in connection with the Company's acquisition of ISC and such stockholder's transferees (the "Selling Stockholders"). The Shares may be sold from time to time by the Selling Stockholders in brokers' transactions, to market makers or in block placements, at market prices prevailing at the time of sale or at prices otherwise negotiated. See "Selling Stockholders" and "Plan of Distribution".

         The Company will not receive any of the proceeds from the sale of the Shares being sold by the Selling Stockholders. The Company has agreed to bear the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commissions or similar charges incurred in the sale of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


         The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "NETE" and on the Boston Stock Exchange under the symbol "NTY". On November 22, 1996, the last reported sale price of the Common Stock was $1.9375 per share, as reported by the Nasdaq SmallCap Market.


                             ---------------------

     THE COMMON STOCK OFFERED  HEREBY  INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
                         FACTORS" COMMENCING ON PAGE 4.

                              ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such site on the World Wide Web is: http://www.sec.gov. The Common Stock of the Company is quoted on The Nasdaq SmallCap Market and such material may also be inspected and copied at the offices of the National Association of Security Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006 and on the Boston Stock Exchange and such material may also be inspected and copied at the offices of the Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02108.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus as of their respective dates (File No. 1-10139):

          1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.


          3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

          4. The Company's Current Report on Form 8-K dated as of November 16, 1995 regarding the Company's acquisition of ISC.

          5. The Company's Current Report on Form 8-K/A (Amendment No. 1 to Form 8-K dated as of November 16, 1995) dated as of November 16, 1995, including pro forma financial statements in connection with the Company's acquisition of ISC.

          6. The Company's Consent  Solicitation  Statement (proxy statement) on
             Schedule 14A dated June 4, 1996 regarding the Company's sale of substantially all of its operating assets (those assets relating to the catalog operation to Programmer's Paradise, Inc.).

          7. The Company's Current Report on Form 8-K dated as of July 3, 1996 regarding the Company's sale of substantially all of its operating assets (those assets relating to the catalog operation to Programmer's Paradise, Inc.).

          8. The Company's Current Report on Form 8-K as of August 14, 1996 regarding the Company's change in Fiscal Year end (from March 31 to December 31).


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to NeTegrity, Inc., Attention: James O'Connor, Jr., Chief Financial Officer. Telephone requests may be directed to Ann Georgopoulos, Investor Relations at 617 890-1700 ext. 228. Unless the context requires otherwise, references in this Prospectus to the "Company" or "NeTegrity" refer to NeTegrity, Inc. and its subsidiaries.

                                   TRADEMARKS

         NeTegrity, the NeTegrity logo, SiteMinder and Internet Security Corporation are unregistered trademarks of the Company. The Company has filed United States trademark applications for NeTegrity and SiteMinder. This Prospectus also includes trade names and trademarks of entities other than the Company.

                                   THE COMPANY

         NeTegrity, through ISC, is a provider and reseller of network security products and services to organizations using their networks and the Internet for mission-critical applications. The Company serves customers seeking to protect enterprise networks in a wide range of industries, from banking, insurance and manufacturing to telecommunications, health care and government. The Company also has a consulting service organization which provides assistance to customers in developing enterprise-wide security policies, auditing existing security schemes, performing threat assessment and evaluating network topologies. The Company acquired ISC in November, 1995. ISC was founded in June 1994 as a non-exclusive distributor of Check Point Software Technologies, Ltd.'s ("Check Point") FireWall-1 access control product for network security applications.

         In June 1996, the Company, with the approval of its stockholders, sold its core business in which the Company was a direct marketer and distributor of PC-based software and hardware to technical and professional PC users to Programmer's Paradise, Inc. The sale expedites the Company's transformation into a provider of products and services for the rapidly developing network security business.

         The Company was incorporated in Delaware in 1986 under the name of The Software Developer's Company, Inc. and in 1996, the Company changed its name to NeTegrity, Inc. The Company's principal executive offices are located at 245 Winter Street, Waltham, Massachusetts 02154 and its telephone number is (617) 890-1700.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

LIMITED OPERATING HISTORY; UNPREDICTABILITY OF OPERATING RESULTS

         The Company was incorporated in 1986, however its current business operations did not start until 1994. The Company is currently unprofitable. Although the Company has experienced significant growth in recent periods, in view of the Company's short operating history in its current business of reselling Check Point's FireWall-1 products, the rapidly changing nature of the network security market and the uncertainty of acceptance of the products the Company resells, such growth may not be sustainable and should not be considered indicative of future revenue. The Company's results of operations may become increasingly unpredictable from quarter to quarter as a result of numerous factors, including market acceptance of the products the Company resells, as well as new products the Company may introduce in the future, fluctuations in the development and growth of the network security industry in general, the mix of distribution channels through which the products are relicensed, any future acquisitions which could result in additional expenses and losses to the Company, the timing of orders and shipments of products, the introduction of new products by the Company, or the introduction or the announcement of competitive products. In addition, a portion of the Company's revenue may occur during the last few weeks of each quarter; therefore, any delays in orders or shipments are more likely to result in revenue not being recognized until the following quarter. The Company's current expense levels are based in part on its expectations of future revenue and, as a result, net income for a given period could be disproportionately affected by any reduction in revenue. There can be no assurance that the Company will be able to achieve significant revenue from sales of products in the future or that the level of revenue in the future will not decrease from past levels. It is likely that in some future quarter the Company's revenue or operating results will be below the expectations of stock market securities analysts and investors. In such event, the price of the Company's Common Stock could be materially and adversely affected.

RISKS ASSOCIATED WITH THE EMERGING NETWORK SECURITY MARKET

         The market for the products the Company resells is in an early stage of development. The rapid development of enterprise-wide and internetwork computing has increased the ability of users to access proprietary information and resources and has, in recent years, increased demand for network security products. Because the market for network security products is only beginning to develop, it is difficult to assess the size of this market and the product features and prices, the optimal distribution strategy and the competitive environment that will develop in this market. In addition, a well-publicized actual or perceived breach of network security at a customer of the Company or at an entity that uses a product the Company distributes could adversely affect the market's perception of the Company.

DEPENDENCE ON THE INTERNET AND INTRANET MARKETS

The market for network security products is in an early stage of development. There can be no assurance that the Internet or common public protocols will continue to be used to facilitate communications or that the market for network security systems in general will continue to expand. The continued growth of this market will depend, in large part, upon the continued expansion of the Internet usage and the number of organizations adopting or expanding intranets, upon the ability of their respective infrastructures to support an increasing number of users and services, and upon the continued development of new and improved services for implementation across the Internet, and between the Internet and intranets. If the necessary infrastructure or complementary products and services are not developed in a timely manner and, consequently, the network security, Internet and intranet markets fail to grow or grow more slowly than the Company currently anticipates, the Company's business, operating results and financial condition would be materially adversely affected.

DEPENDENCE ON PRINCIPAL PRODUCT, UNCERTAINTY OF PRODUCT ACCEPTANCE

         The Company derives substantially all of its revenue as a non-exclusive reseller of Check Point's FireWall-1 products. As a result, any factor adversely affecting sales of this product could have a material adverse effect on the Company. The Company's future financial performance will depend in significant part on the successful development, introduction, marketing and customer acceptance of Check Point's FireWall-1 products, and enhancements and new features to Check Point's FireWall-1 product line. If Check Point's FireWall-1 fails to receive widespread market acceptance, the Company's business, operating results and financial condition would be materially adversely affected. The future success of the Company also depends on the timely adoption of other network security products by users. The market acceptance of these products is difficult to estimate due in large measure to the recent emergence of the market for network security products, the effect of new products, applications or product enhancements, technological changes in the network security market and future competition. Moreover, the Company anticipates that its existing and new competitors (including possibly Check Point) will introduce additional competitive products, particularly if demand for enterprise-wide security products increases, which may reduce future market acceptance of these products. There can be no assurance that the products will achieve acceptance in the network security market, and the failure of the products to achieve such market acceptance, or maintain such acceptance, if achieved, as a result of competition, technological change or other factors, could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

         The market for network security products and services is new, intensely competitive, rapidly, evolving and subject to rapid technological change. The Company expects competition to intensify in the future. The Company's principal current competitors include America Online, Inc.'s Advanced Network and Services subsidiary, Borderware Network Technologies, Raptor Systems, Inc., Cisco Systems, Inc., Digital Equipment Corporation, International Business Machines Corporation., Milkyway Networks Corporation, Morningstar Technologies, Inc., Network Systems Corporation, Secure Computing Corporation, Trusted Information Systems Inc. and V-One, Inc., as well as other resellers of Check Point's FireWall-1 product such as Sun Microsystems, Inc., Hewlett Packard Company and BBN Bolt Bernek &

Newman. Due to the rapid expansion of the network security market, the Company may face competition from new entrants in the network security industry, possibly including the Company's resellers as well as Check Point. In addition, Microsoft and AT&T Corp. have announced that they intend to enter the network security market. There can be no assurance that the Company's current and potential competitors will not develop network security products that may be more effective than Check Point's current or future products or that Check Point's technologies and products would not be rendered obsolete by such developments. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. In addition, certain of the Company's competitors may determine, for strategic reasons, to consolidate, to substantially lower the price of their network security products or to bundle their products with other products, such as hardware products or other enterprise software products. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. An increase in competition could result in price reductions and loss of market share. Such competition and any resulting reduction in gross margins could have a material adverse effect on the Company's business, financial condition and results of operations.

         In the future, vendors of operating system software or networking hardware may enhance their products to include functionality that is currently provided by Check Point's FireWall-1 products. The widespread inclusion of the functionality of Check Point's software as standard features of operating system software or networking hardware could render Check Point's FireWall-1 products obsolete and unmarketable, particularly if the quality of such functionality were comparable to that of Check Point's products. Furthermore, even if the network security functionality provided as standard features by operating systems software or networking hardware is more limited than that of Check Point's FireWall-1 software, there can be no assurance that a significant number of customers would not elect to accept more limited functionality in lieu of purchasing additional software. In the event of any of the foregoing, the
Company's business, operating results and financial condition would be materially adversely affected.

RISK OF NEW PRODUCT INTRODUCTIONS; RISK OF ERRORS OR FAILURES

         As the network security industry continues to evolve, the Company plans to develop and introduce new products to address the changing needs of the evolving network security market. There can be no assurance that the Company will be able to develop new products or that such products will achieve market acceptance or, if market acceptance is achieved, that the Company will be able to maintain such acceptance for a significant period of time. Any inability of the Company to develop products on a timely basis that address changing customer requirements may require the Company to substantially increase development expenditures or may result in a loss of market share to a competitor. Moreover, products as complex as those offered by the Company may contain undetected errors when first introduced or when new versions are released. In particular, the personal computer hardware environment is characterized by a wide variety of non-standard configurations that makes pre-release testing for programming or compatibility errors very difficult and time consuming. There can be no assurance that, despite testing by the Company, errors will not occur in new products or releases after commencement of commercial shipments, resulting in adverse publicity, in loss of or delay in market acceptance, or in claims by the customer against the Company, which could have a material adverse effect on the Company's business, financial condition and results of operations.

CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS

         The network security industry is characterized by rapid changes, including evolving industry standards, frequent new product introductions, continuing advances in technology and changes in customer requirements and preferences. The introduction of new technologies and the emergence of new industry standards could render Check Point's products obsolete or unmarketable, and, as a reseller of Check Point's products, the Company's business, operating results and financial condition would be materially adversely affected. The development cycle for the Company's new products may be longer than projected, resulting in higher development costs or a loss in market share. Advances in techniques by individuals and entities seeking to gain unauthorized access to networks could expose existing products to new and unexpected attacks and require accelerated development of new products. There can be no assurance that Check Point's FireWall-1 products or the Company's future product offerings will keep pace with technological changes implemented by competitors or persons seeking to breach network security, that these products will satisfy evolving consumer preferences or that the Company will be successful in developing and marketing products for any future technology. Failure to develop and introduce new products and product enhancements in a timely fashion could have a material adverse effect on the Company's business, financial condition and results of operations.

MANAGEMENT OF GROWTH

         The Company's ability to hire and assimilate new personnel will be critical to the Company's performance, and there can be no assurance that the management and systems currently in place will be adequate if the Company continues to grow or that the Company will be able to implement additional systems successfully and in a timely manner as required. If the Company continues to grow, it will be required to recruit additional key management personnel, expand its direct sales force and development capabilities, improve its operational and financial systems, expand its customer support functions and train, motivate and manage additional employees. There can be no assurance that the Company will be able to manage these changes successfully. Although the Company is not currently involved in negotiations for any acquisitions, the Company may undertake acquisitions in the future. Any such transaction would place additional strains upon the Company's management resources.

DEPENDENCE ON KEY PERSONNEL; MANAGEMENT OF A RAPIDLY CHANGING BUSINESS

         The Company's future success depends to a significant extent on its senior management and other key employees. The Company also believes that its future success will depend in large part on its ability to attract and retain additional key employees. Competition for such personnel in the computer software industry is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The Company's inability to attract and retain additional key employees or the loss of one or more of its current key employees could have a material adverse effect on the Company's business, financial condition and results of operation. The Company does not have personal life insurance policies on any of its employees. The expansion of the Company's business has placed, and any future expansion is expected to continue to place, a strain on the Company's management and operations, including its sales, customer support, finance and administrative operations. The Company's ability to manage its future growth, if any, will require the Company to continually improve its financial and management controls, reporting systems and procedures on a timely basis, implement new systems as necessary and expand, train and manage its employee workforce. There can be no assurance that the Company's controls, systems or procedures will be adequate to support the Company's growing operations. The failure of the Company's management to respond effectively to changing business conditions would have a material adverse effect upon the Company's business, operating results and financial condition.

DEPENDENCE ON RESELLERS

         The Company distributes Check Point's FireWall-1 products directly and through other VARS. The success of the Company is therefore dependent in part upon the performance of its resellers, which is outside the Company's control. In particular, the Company is dependent upon a number of strategic VARs for a significant amount of its revenue. In the fiscal year that ended March 31, 1996, sales to approximately twelve resellers accounted for approximately 20% of the Company's revenue. The Company's relationships with most of its resellers have been established within the past two years, and the Company is unable to predict with accuracy the extent to which its resellers will be successful in marketing and selling the products. The loss of any of the Company's major resellers, either to competitive products offered by other companies or to products developed internally by the resellers, could have a material adverse effect on the Company. Moreover, the Company's future success will depend in part on its ability to attract new resellers.

DEPENDENCE ON EXTERNAL DEVELOPMENT RESOURCES AND SUPPLIERS

         The Company has relied and will continue to rely on external development resources for the development of certain of its products and components thereof. The Company's success will depend in part on its continued ability to obtain product development agreements with independent software developers. There can be no assurance that the Company will be able to obtain or renew product development agreements on favorable terms or at all. Due primarily to the increased demand for software programs, the payment of advance and guaranteed royalties to independent developers has increased and may continue to increase. As independent developers are in high demand, there can be no assurance that independent developers will be available to develop products for the Company in the future. Many independent developers have limited financial resources, which could expose the Company to the risk that such developers may go out of business prior to completing a project. In addition, due to the fact that the Company has less control over the scheduling and quality of the work of independent developers than it does over its own employees, there can be no assurance that such developers will complete products for the Company on a timely basis, within acceptable guidelines or at all.

EFFECT OF GOVERNMENT REGULATION OF TECHNOLOGY EXPORTS

         The Company's international sales and operations may be subject to risks such as the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, trade restrictions and changes in tariffs. In particular, because of governmental controls on the exportation of encryption technology, the Company is unable to export its most robust network security products. As a result, foreign competitors that face less stringent controls on their products may be able to compete more effectively than the Company in the global network security market. There can be no assurance that these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         The Company  relies on copyright  and trade  secret laws,  employee and third-party non-disclosure agreements and other methods to protect its proprietary rights. There can also be no assurance that the Company's trade secrets or nondisclosure agreements will provide meaningful protection of the Company's proprietary information. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company. The Company's inability to protect its proprietary rights would have a material adverse effect on the Company's business, financial condition and results of operations. Further, the Company may be subject to additional risk as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries.

         As the number of network security products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. Although the Company is not currently the subject of any intellectual property litigation, there has been substantial litigation regarding patent, copyright, trademark and other intellectual property rights involving computer software companies. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, financial condition and results of operations.

         DEPENDENCE OF LICENSED TECHNOLOGY. The Company, through ISC, signed a three-year extension to its non-exclusive distribution agreement with Check Point whereby it has the right to sell, on a non-exclusive basis, all of the current and future products by Check Point within the United States and Germany. The Company maintains the right to distribute these products through its direct sales organization or through resellers. The Company must achieve certain revenue targets to maintain a most favorable discount level from Check Point. The distribution agreement can not be terminated unless revenue targets are not achieved. There can be no assurance that the Company will achieve such revenue targets, and the Company's inability to achieve such revenue targets could have a material adverse effect on the Company's business, financial condition and results of operations.

         RISKS ASSOCIATED WITH ACQUISITIONS. Management may from time to time consider other acquisitions of assets or businesses that will enable the Company to acquire complementary skills and capabilities, offer new products, expand its customer base or obtain other competitive advantages. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, obtain financing on satisfactory terms, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. Acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect the Company's business and results of operations. Acquisitions involve a number of potential risks, including difficulties in the assimilation of the acquired Company's operations and products, diversion of management's resources, uncertainties associated with operating in new markets and working with  new  employees  and  customers,  and the  potential  loss of the  acquired company's key employees. There can also be no assurance that future acquisitions, if any, will not have a material adverse effect upon the Company's business and results of operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable to those achieved by the Company's existing operations, or otherwise perform as expected. The Company is not currently engaged in negotiations with respect to any acquisition and does not currently have any agreements, arrangements or understandings with respect to any particular acquisition.

         POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Common Stock could be subject to significant fluctuations in response to, and may be adversely affected by, variations in quarterly operating results, changes in earnings estimates by analysts, developments in the software industry, adverse earnings or other financial announcements of the Company's customers and general stock market conditions as well as other factors. In addition, the stock market has experienced extreme price and volume fluctuations from time to time which have, in certain circumstances, borne no meaningful relationship to performance.

         SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial numbers of shares of the Company's Common Stock in the public market or the perception that such sales could occur could adversely affect the market price of the Common Stock.

         AVAILABILITY OF PREFERRED STOCK FOR ISSUANCE. The Board of Directors is authorized to issue, without stockholder approval, up to 3,850,000 shares of Preferred Stock of the Company (the "Preferred Stock") with voting, conversion and other rights and preferences that may be superior to the Common Stock and that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock or of rights to purchase Preferred Stock could be used to discourage an unsolicited acquisition proposal.

         ABSENCE OF DIVIDENDS. The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future.

         THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This act contains certain safe harbors regarding forward-looking statements. Any description of the Company's business and operating strategy for 1996 and subsequent years are considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In that context, the discussion in these Risk Factors in this Prospectus contains forward-looking statements which involve certain degrees of risk and uncertainties, including statements relating to business strategy, markets and product offerings. Except for the historical information contained herein, which is limited, the matters discussed in this section are such forward-looking statements that involve certain risks and uncertainties, including, among others: the need for additional personnel, including additional members of the management team, the dependence on third-party technology of Check Point, the lack of Company-proprietary technology, the presence of potential competitors with greater resources, certain product and market commercialization risks and significant competitive risks. Investors are cautioned to refer to this section which sets forth at length a number of meaningful cautionary statements relating to the Company's business, strategy, product offerings and markets which could cause the actual results of the Company's operations in 1996 and in the future to differ materially from those stated in the Company's forward-looking statements in this Prospectus.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Shares as of November 1, 1996 and the number of Shares which may be offered for the account of the Selling Stockholders or their transferees or distributees from time to time. The shares may be offered from time to time by the Selling Stockholders. Because the Selling Stockholders may sell all or any part of their Shares pursuant to this Prospectus, no estimate can be given as to the number of Shares that will be held by the Selling Stockholders upon termination of this offering. See "Plan of Distribution."


                                         NUMBER OF SHARES BENEFICIALLY OWNED     NUMBER OF SHARES WHICH MAY BE SOLD
         SELLING STOCKHOLDERS                      PRIOR TO OFFERING                      IN THIS OFFERING
         --------------------                      -----------------                      ----------------

Richard J. Kosinski                                      423,914                                423,914
Ralph B. Wagner                                           20,962                                 20,962
Eyal Shavit                                               20,962                                 20,962


         Rich J. Kosinski is an officer of the Company. Ralph B. Wagner is a director of the Company.

         In November 1995, the Company acquired ISC (the "ISC Acquisition"), a provider of network security products and related services, through the issuance of 465,838 shares of its Common Stock. In connection with ISC Acquisition, the Selling Stockholders were granted certain registration rights ("Registration Rights Agreement") with respect to the 465,838 shares of Common Stock issued to the Selling Stockholders. Pursuant to the Registration Statement of which this Prospectus is a part, the Company is fulfilling its obligations under the terms of the Registration Rights Agreement by registering for resale all of the Shares that may be resold by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby are being sold by the Selling Stockholders for their own account. The Company will not receive any of the proceeds from this offering.

         The  Shares  covered  by this  Prospectus  may be  sold by the  Selling
Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with such sales.

         Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company intends to maintain the effectiveness of this Prospectus for approximately twelve months or such longer period as is required to satisfy the Company's obligations under the Registration Rights Agreement with the Selling Stockholders; provided, however, that, under certain circumstances set forth in the Registration Rights Agreement, including, without limitation, the
Company's determination that it is in possession of material nonpublic information that it determines in good faith that it is not advisable to disclose in a registration statement but which information would otherwise be required by the Securities

Act to be disclosed in a registration statement, then the Company may by written notice suspend the right of the Selling Stockholders to sell shares pursuant to this registration statement for up to 90 days.

         The Registration Rights Agreement provides that the Company will indemnify such Selling Stockholders for any losses incurred by them in connection with actions arising from any untrue statement of a material fact in the Registration Statement or any omission of a material fact required therein, unless such statement or omission was made in reliance on written information furnished to the Company by the Selling Stockholders. Similarly, the Registration Rights Agreement provides that the Selling Stockholders will indemnify the Company and its officers and directors for any losses incurred by them in connection with any actions arising from any untrue statement of material fact in the Registration Statement or any omission of a material fact required therein, if such statement or omission was made in reliance on written information furnished to the Company by the Selling Stockholders. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         The Company will inform the Selling Stockholders that the antimanipulative rules under the Securities and Exchange Act of 1934 (Rules 10b-5 and 10b-6) may apply to sales in the market and will furnish upon request the Selling Stockholders with a copy of these Rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

                                  LEGAL MATTERS

         The issuance of the Shares will be passed upon for the Company by Testa, Hurwitz & Thibeault, LLP Boston, Massachusetts. Certain attorneys at
Testa,  Hurwitz &  Thibeault,  LLP own an  aggregate  of 1,000  shares of Common
Stock.

                                     EXPERTS

         The financial statements and schedules included in this Prospectus and elsewhere in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand L.L.P., independent public accountants, and are included herein in reliance upon the authority of said firm as an expert in giving said reports.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                            ------------------------

                                TABLE OF CONTENTS

                                                             PAGE
                                                             ----
               Available Information ......................    2
               Incorporation of Certain
                 Information by Reference..................    2
               Trademarks..................................    3
               The Company.................................    3
               Risk Factors ...............................    4
               Use of Proceeds ............................   10
               Selling Stockholders........................   10
               Plan of Distribution........................   11
               Legal Matters ..............................   12
               Experts ....................................   12


                            ------------------------




                                    465, 838


                                 NETEGRITY, INC.

                                  COMMON STOCK



                                 --------------

                                   PROSPECTUS

                                 --------------





                                November __, 1996







                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:


         SEC Registration fee ...................................................................$       344

         Printing expenses.......................................................................      2,000
         Legal fees and expenses ................................................................     10,000
         Accounting fees and expenses ...........................................................     10,000
         Miscellaneous ..........................................................................        500
                                                                                                    --------
     Total ......................................................................................$    22,844
                                                                                                    ========

         The Company will bear all expenses shown above. All amounts other than the SEC Registration fee are estimated solely for the purposes of the Offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officer and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officer or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act and is therefore unenforceable.

         The Company maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 16. EXHIBITS

         (a)      Exhibits:

EXHIBIT NO.       DESCRIPTION
-----------       -----------


2.1 Agreement and Plan of Merger among the Company, ISC Acquisition Corp., Internet Security Corporation and Rich Kosinski dated as of October 17, 1995 and Amendment No. 1 to the Agreement and Plan of Merger among the Company, ISC Acquisition Corp., Internet Security Corporation and Richard Kosinski dated as of November 16, 1995, (filed as Exhibits 7.01 and 7.02 to the Company's Report on Form 8-K, dated November 16, 1995 (the "Report on Form 8-K") and incorporated herein by reference).

4.1 Specimen certificate representing the Common Stock (filed as Exhibit 4.01 to the Company's Registration Statement on Form S-18 (File No. 33-24446-B) and incorporated herein by reference).


5.1                  Opinion  of  Testa,  Hurwitz  &  Thibeault,  LLP  (filed as
                     Exhibit 5.1 to the Company's Registration Statement on Form S-3 filed on November 6, 1996 (File No. 333-15643) and incorporated herin by reference thereto).


23.1*                Consent of Coopers & Lybrand L.L.P.


23.2                 Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5.1).

24.1 Power of Attorney (contained on page II-5 of the Company's Registration Statement on Form S-3 filed on November 6, 1996 (File No. 333-15643)).


------
*Filed herewith.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on November 25, 1996.


                                      NETEGRITY, INC.

                                      By:  /s/ Barry N. Bycoff
                                        ----------------------------------------
                                           Barry N. Bycoff
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                          TITLE(S)                                         DATE
         ---------                          --------                                         ----



/s/ Barry N. Bycoff                         PRESIDENT, CHIEF EXECUTIVE                       November 25, 1996
------------------------------------
Barry N. Bycoff                             OFFICER AND DIRECTOR
                                            (PRINCIPAL EXECUTIVE
                                            OFFICER)

/s/ James O'Connor, Jr.                     VICE PRESIDENT, CHIEF FINANCIAL OFFICER          November 25, 1996
------------------------------------
James O'Connor, Jr.                         PRINCIPAL FINANCIAL
                                            (AND ACCOUNTING OFFICER)


                                            DIRECTOR
Aaron Kleiner


               *                            DIRECTOR                                         November 25, 1996
------------------------------------
Michael L. Mark




                                      -5-







               *                            DIRECTOR                                         November 25, 1996
------------------------------------
Milton J. Pappas


               *                            DIRECTOR                                         November 25, 1996
------------------------------------
Ralph B. Wagner


               *                            DIRECTOR                                         November 25, 1996
------------------------------------
Stephen L. Watson


* By: /s/ Barry N. Bycoff
------------------------------------
Barry N. Bycoff
Attorney-in-fact



                                      -6-